Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of RedHawk Energy Corporation for the three months ending June 30, 2009, I, G. Darcy Klug, Chief Financial Officer of RedHawk Energy Corporation hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the three months ending June 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-Q for the three months ended June 30, 2009, fairly represents in all material respects, the financial condition and results of operations of RedHawk Energy Corporation.

Date: August 11, 2009

By:	/s/ G. Darcy Klug
G. Darcy Klug
Chief Financial Officer

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